WARRANT AGREEMENT

      1. A warrant (the "Warrant") to acquire 74,033 shares (hereinafter referred to as "Shares") of the no par value Common Stock of DCX, Inc. (the "Company") is hereby granted to;

      SKB CORPORATION (hereinafter referred to as the "Holder"), (Name of warrant holder)

      c/o Richard Cornish, Esq.
      9250 East Costilla Ave., Ste. 600
      ENGLEWOOD, CO  80112
      (Street, city, state and zip code)

subject in all respects to the terms and conditions as are set forth herein.

      2. Certificates for the shares of Common Stock acquired upon exercise of this Warrant Agreement (the "Agreement") will be delivered to the Holder by the Company at the Company's expense within a reasonable time after this Warrant has been so exercised. Each stock certificate so delivered will be in such denominations of Common Stock as may be requested by the Holder and will be registered in the name of the Holder.

      3. All shares of Common Stock issued upon exercise of this warrant will, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as from time to time are sufficient to effect the full exercise of this Warrant. The Company will take all such action as may be necessary to assure that such securities may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

      4. The Warrant exercise price as determined by the Board of Directors of the Company (the "Board") is $1.3929 per share.

      5. This Warrant may not be exercised after July 31, 1998 and may be exercised in whole or in part at any time during such term, in accordance with the terms and conditions set forth herein.

      6. The Warrant may be exercised by delivering to the Treasurer of the
Company:

      a. A Warrant Exercise Notice, substantially in the form attached, specifying the number of Shares to be purchased; and


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      b.    Full payment of the Warrant exercise price for the underlying shares to be purchased, in the form of a written cancellation by Holder of accounts payable by the Company to Holder.

      7. The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof unless pursuant to the registration of such resale or an exemption therefrom under the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale unless pursuant to the registration of such resale or an exemption therefrom under the Act. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

      THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT THE PROPOSED TRANSACTION WILL NOT VIOLATE FEDERAL OR STATE SECURITIES LAWS.

      8. Subject to the provisions of Section 7, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, for other warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Shares purchasable hereunder. Upon surrender of this Warrant to the Company with funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee designated in writing to the Company by Holder and this Warrant shall promptly be canceled.

      9. Governing Law. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principals.

Issue Date:  October 10, 1997
                                  DCX, Inc.


                                  By: Frederick G. Beisser
                                      Vice President - Finance & Administration
                                      and Secretary





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



                 DEBT CANCELLATION AND WARRANT EXERCISE NOTICE

The undersigned hereby notifies DCX, Inc. (the "Company") of its election to exercise its warrant to purchase 74,033 shares of Company Common Stock.

This Notice also constitutes payment in full of the amount of $103,120.88 by virtue of the Holder's cancellation hereby of a debt owed by the Company to Holder in the amount of $103,120.88, for this exercise at the warrant exercise price of $1.3929 per share. In delivering this Notice, Holder confirms and warrants to the Company Holder's due execution and authorization hereof by all necessary corporate action of Holder, and the enforceability by the Company of this Notice against Holder without qualification as evidence of the satisfaction and payment in full of all obligations of and amounts due by the Company to Holder, subject to the Company's performance of its obligations under the Warrant Agreement dated October 10, 1997, and the registration of the shares by the Company for resale under the Securities Act of 1933.

The undersigned agrees with all the provisions of the Warrant Agreement dated October 10, 1997.

For:  SKB Corporation


------------------------------------------
(Signature of Holder exercising)



C/O 9250 E. COSTILLA AVE., STE. 600
-------------------------------------------
(address of Holder)




ENGLEWOOD, CO  80112
-------------------------------------------
(city, state and zip code)






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



                            AGREEMENT OF THE HOLDER


The Holder acknowledges the receipt of the Warrant Agreement dated October 10, 1997, and represents to DCX, Inc. that it understands the terms and conditions set forth therein and accepts the same.


For: SKB Corporation

By:
   ---------------------------------------
   (Signature of Holder's Officer)



C/O 9250 E. COSTILLA AVE., STE. 600
------------------------------------------
(address)



ENGLEWOOD, CO  80112
------------------------------------------
(city, state and zip code)



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